UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

MID-SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Mid-Southern Bancorp, Inc. (“Company”) was held on May 26, 2021.

There was a total of 3,172,730 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,537,598 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of stockholders:

Proposal 1. Election of Directors. The following individuals were elected as directors:

	FOR No. of votes	WITHHELD No. of votes	BROKER NON-VOTES No. of votes

Kermit A. Lamb	1,847,785	252,187	437,626
Brent A. Rosenbaum	1,723,269	376,703	437,626

Based on the votes set forth above, Messrs. Lamb and Rosenbaum were duly elected to each serve as directors of the Company for a three-year term expiring at the annual meeting of stockholders in 2024; each to serve until their respective successors have been duly elected and qualified.

Proposal 2. Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstain	Broker Non-Votes
2,369,782	70,976	96,840	--

Based on the votes set forth above, the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 was approved by stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: May 26, 2021	/s/ Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer